Exhibit 99.4




For immediate release
Contact:
         Ryan VanWinkle, Investor Relations, 816-792-7998


                            Ferrellgas Partners, L.P.
                    Announces Public Offering of Common Units


     Liberty, MO (April 2, 2004)--Ferrellgas Partners, L.P. (NYSE: FGP), one of the nation's largest retail marketers of propane, today announced that it plans to sell 7,000,000 common units in an underwritten offering pursuant to an effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission. Ferrellgas will also grant the underwriters an option to purchase up to 1,050,000 additional units to cover over-allotments, if any.

     Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., currently serves more than one million customers in 45 states. Ferrellgas employees indirectly own more than 17 million common units of the partnership through an employee stock ownership plan.

     Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance or expectations. These risks, uncertainties and other factors are discussed in the partnership's Form 10-K for the fiscal year ended July 31, 2003 and other documents filed from time to time, by the partnership, with the Securities and Exchange Commission.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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